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                                                                   EXHIBIT 10.22

     Incentive Criteria for Payment of Quarterly Bonus to James R. Davidson

Mr. Davidson shall be paid as a bonus (in additional to his base salary) $25,000 per quarter upon achievement of each of the following items with respect to each fiscal quarter:

   1. Timely Forecasts

   2. Accurate and Timely Month Closings

   3. Proper Internal Reporting (to Company Management and the Board of
      Directors)

   4. Proper External Reporting (e.g., to the SEC and Company Lenders)

   5. Maintenance of an Adequate Control Environment

   6. Appropriate Support and Liaison with Field and other Corporate Departments

   7. Coordination of Regulatory Compliance with General Counsel